UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2014

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer

On January 17, 2014, BlueLinx Holdings Inc. (“BlueLinx” or the “Company”) announced that Mr. Mitchell B. Lewis has accepted an offer to serve as President and Chief Executive Officer and as a director of BlueLinx, effective as of January 20, 2014.

Mr. Lewis, age 51, has served as a director of Euramax Holdings, Inc., a leading international producer of metal and vinyl products sold to the residential repair and remodel, commercial construction and recreational vehicle markets primarily in North America and Europe, since February 2008 and as President and Chief Executive Officer of Euramax Holdings, Inc. from February 2008 through November 2013. Mr. Mitchell also served as chief operating officer in 2005, executive vice president in 2002, and group vice president in 1997 of Euramax Holdings, Inc. and its predecessor companies. Prior to being appointed group vice president, Mr. Lewis served as president of Amerimax Building Products, Inc. from 1993 to 1997, and assistant general manager of Amerimax Building Products, Inc. from 1992 to 1993. Prior to 1992, Mr. Lewis served as corporate counsel with Alumax, and, prior to joining Alumax, he practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis received a B.A. in Economics from Emory University in 1984 and a J.D. from the University of Michigan in 1987.

In connection with the hiring of Mr. Lewis, BlueLinx and Mr. Lewis have entered into an Employment Agreement dated January 15, 2014 and effective January 20, 2014, memorializing the terms of Mr. Lewis’s employment as President and Chief Executive Officer.  The Employment Agreement provides that Mr. Lewis will receive a base salary of $650,000 per year, subject to increase at the discretion of the Company. Mr. Lewis shall also be eligible to receive an annual bonus pursuant to the terms of BlueLinx’ Short-Term Incentive Plan (“STIP”), with the annual bonus potential to be a target of 100% of his base salary based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Compensation Committee of the Board of Directors of the Company in advance for each fiscal year.  In respect to 2014 only, Mr. Lewis will receive a guaranteed bonus in an amount equal to no less than $500,000, which bonus will be paid regardless of whether Mr. Lewis is employed by the Company at the time of payment. Upon commencing employment with BlueLinx, Mr. Lewis will receive 600,000 shares of restricted stock, which shares will vest in three equal installments on the first, second and third anniversary of the grant date.  The Employment Agreement provides that the Mr. Lewis’ annual restricted stock grant under the Company’s long-term incentive plans in fiscal 2015 will not be less than 500,000 restricted shares, which shares will vest in three equal installments on the first, second and third anniversary of the grant date. In addition, if Mr. Lewis will receive an additional payment of $100,000 less applicable taxes on or about April 2, 2014.  The Employment Agreement provides that Mr. Lewis is eligible to participate in all benefit programs for which senior executives are generally eligible, including the Company’s long-term incentive plans.

               The Employment Agreement will expire on January 20, 2016, but will be automatically renewed for successive one-year terms unless 90-days’ prior written notice is given by the Company in advance of the expiration date of any such extended term.  If Mr. Lewis’ employment is terminated without “cause” or he resigns for “good reason,” each as described in the Employment Agreement, Mr. Lewis will be entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the date of termination.  In addition, Mr. Lewis’ time-vested equity awards would vest in full and his performance-vested equity awards would remain outstanding and vest in accordance with their terms.

Under the Employment Agreement, in the event Mr. Lewis’ employment is terminated in connection with a change in control of the Company, Mr. Lewis will be entitled to receive, among other things, a payment equal to three times his annual base salary in effect immediately prior to the date of termination.

The Employment Agreement also contains confidentiality provisions, as well as a covenant not to compete during the employment term and continuing for a period of one year following his date of termination in the event Mr. Lewis is terminated without cause, he voluntarily resigns or resigns for good reason, or the employment period ends.

               The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Other than the Employment Agreement, there are no arrangements or understandings between Mr. Lewis and any other persons pursuant to which he was selected as an officer and director of BlueLinx.

Chairman of the Board of Directors

Mr. Howard Cohen, who has served as BlueLinx’ Executive Chairman and acting Chief Executive Officer since May 14, 2013, will step down as Executive Chairman of the Board of Directors of the Company.  Mr. Cohen will remain a member of the Board of Directors of the Company and a member of the Compensation Committee of the Board of Directors of the Company.  Effective as of January 20, 2014, the Board has appointed Mr. Roy W. Haley as Non-Executive Chairman of the Board of Directors of the Company.

The Board of Directors of the Company approved compensation to be paid to Mr. Haley as Non-Executive Chairman of the Board of Directors of the Company for fiscal year 2014 in the amount of $260,000 per year, to be paid as follows: cash in the amount of $100,000, to be paid quarterly in advance; and $160,000 in restricted shares of the Company’s common stock, to be issued on January 20, 2014, utilizing the fair market value on such date as defined by the Company’s 2006 Long-Term Equity Incentive Plan, with one-quarter of such shares to vest on each of the following dates, provided Mr. Haley is Non-Executive Chairman of the Board on the applicable vesting date: April 5, 2014, June 5, 2014, September 4, 2014, and January 3, 2015.

The Board of Directors of the Company also approved compensation to be paid to Mr. Cohen as a director of the Company as follows: (i) $50,000 per year, to be paid, at the election of the applicable outside director, either in cash or in restricted shares of the Company’s common stock on January 20, 2014, utilizing the fair market value on such date as defined by the Company’s 2006 Long-Term Equity Incentive Plan, with such shares to vest on the first anniversary of the date of grant, all in accordance with the terms of the Restricted Stock Award Agreement to be approved by the Compensation Committee of the Board prior to the date of grant, with such election to be made by the applicable outside director not later than December 31, 2013; (ii) shares of restricted stock in the amount of $50,000, to be paid on January 20, 2014, utilizing the fair market value on such date as defined by the Company’s 2006 Long-Term Equity Incentive Plan, with such shares to vest on the first anniversary of the date of grant, all in accordance with the terms of the Restricted Stock Award Agreement to be approved by the Compensation Committee of the Board prior to the date of grant; (iii) $1,250 per meeting, to be paid quarterly in arrears; and (iv) $20,000 for chairing a committee or $10,000 for membership on a committee (either/or), to be paid quarterly in advance.

Principal Accounting Officer

Effective as of January 13, 2014, Scott Phillips resigned as Principal Accounting Officer and the Board of Directors of the Company appointed H. Douglas Goforth as Principal Accounting Officer in addition to his other titles.

Item 7.01     Regulation FD Disclosure

A copy of the press release announcing the appointment of Mr. Lewis is furnished with this Form 8-K as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01     Other Events

On January 15, 2014, the Compensation Committee of the Board of Directors the Company approved a form of Restricted Stock Award Agreement (the “Award Agreement”) for use in connection with grants of restricted stock to employees and executive officers of the Company and its subsidiaries under the Company’s Amended and Restated 2006 Long-Term Equity Incentive Plan (the “Plan”).  Pursuant to the terms of the Plan and the Award Agreement, shares issued pursuant to the Award Agreement will vest in three equal installments on the first, second and third anniversary of the grant date.

A copy of the form Award Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 hereto.

Item 9.01      Financial Statements and Exhibits

                       (d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between BlueLinx Corporation and Mitchell B. Lewis, dated January 15, 2014 and effective January 20, 2014.

10.2	BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Restricted Stock Award Agreement
99.1	Press release, dated January 17, 2014, announcing appointment of Mitchell B. Lewis as President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By:	/s/ Sara E. Epstein
Sara E. Epstein
Vice President, General Counsel and Secretary

Dated:  January 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between BlueLinx Corporation and Mitchell B. Lewis, dated January 15, 2014 and effective January 20, 2014.

10.2	BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan Restricted Stock Award Agreement
99.1	Press release, dated January 17, 2014, announcing appointment of Mitchell B. Lewis as President and Chief Executive Officer.